Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-279082) on Form S-3 and registration statements (No. 333-167752, 333-172166, 333-179903, 333-187711, 333-194524, 333-202596, 333-210022, 333-216587, 333-223693, 333-224885, 333-230037, 333-232262, 333-269163, 333-273661, 333-273662, and 333-281429) on Form S-8 of our report dated February 27, 2025, with respect to the consolidated financial statements of Codexis, Inc. and subsidiaries.

/s/ KPMG LLP.

San Francisco, California
February 27, 2025